Exhibit 10.13

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is made as of September 30, 2005 by and among National Mentor Holdings, Inc., a Delaware corporation (the “Company”), National Mentor, Inc., a Delaware corporation (“Employer”), and Elizabeth V. Hopper (“Executive”).

WHEREAS, as of the date hereof, Employer is a direct or indirect subsidiary of the Company.

WHEREAS, Executive and Employer are party to an Employment Agreement dated September 29, 1999, as amended by the First Amendment to Employment Agreement, dated March 9, 2001 (as amended, the “Employment Agreement”).

WHEREAS, Executive was a participant in the National Mentor, Inc. Equity Deferred Compensation Plan, adopted on March 9, 2001 (as amended, the “2001 Equity Plan”) and in the National Mentor Services, LLC 2003 Deferred Compensation Plan, adopted on April 30, 2003 (as amended, the “2003 Equity Plan”), which plans have distributed all amounts owing or to become owing thereunder to Executive.

WHEREAS, Executive is a participant in the National Mentor, Inc. Executive Deferred Compensation Plan, adopted on March 9, 2001 (as amended, the “Executive Plan”), the National Mentor, Inc. Executive Deferral Plan (as amended, the “Deferral Plan”) and in a 401(k) plan of Employer or one of its Subsidiaries (the “401(k) Plan”).

WHEREAS, in connection with Executive’s resignation referenced below, pursuant to the terms and conditions of the Executive Plan, all amounts owing or to become owing under the Executive Plan are to be paid in a lump-sum to Executive.

WHEREAS, in connection with Executive’s resignation referenced below, pursuant to the terms and conditions of the Deferral Plan, all amounts owing or to become owing under the Deferral Plan are to be paid to Executive.

WHEREAS, pursuant to a Management Stock Purchase Agreement dated March 9, 2001 (as amended, the “First Purchase Agreement”), between the Company and Executive, Executive acquired 116,577.52 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”) at a price per share of $1.00.

WHEREAS, pursuant to a Management Stock Purchase Agreement dated May 31, 2003 (as amended, the “Second Purchase Agreement” and together with the First Purchase Agreement, the “Purchase Agreements”), between the Company and Executive, Executive acquired 15,666.296 shares of Common Stock at a price per share of $7.00.

WHEREAS, pursuant to a Stock Option Agreement dated on or about December 8, 2003 (as amended, the “Stock Option Agreement”), by and between the Company and Executive, Executive was granted an option to acquire up to 10,000 shares of Common Stock at a price per share of $7.00.

WHEREAS, the Company, Executive and certain other stockholders of the Company are parties to an Amended and Restated Stockholders Agreement dated as of May 1, 2003 (as amended, the “Stockholders Agreement”).

WHEREAS, the Company, Executive and certain other stockholders of the Company are parties to a Registration Agreement dated as of March 9, 2001 (as amended, the “Registration Agreement”).

WHEREAS, Executive wishes to resign her positions with the Company and Employer and each of their respective subsidiaries and the Company and Employer and each of their respective subsidiaries wish to accept such resignations, in each case, effective as of September 30, 2005 (the “Termination Date”).

WHEREAS, on the date hereof and in connection herewith, Executive and the Company are entering into a Stock Repurchase Agreement in the form attached hereto as Exhibit A (as amended, the “Repurchase Agreement”).

WHEREAS, the Company and Executive have conditioned their execution of this Agreement upon the concurrent execution of the Repurchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Resignations.  Effective as of the Termination Date, Executive hereby irrevocably resigns (i) as an employee of the Company, Employer and any of their respective subsidiaries, (ii) to the extent she serves on the board of directors of the Company or any of its subsidiaries, as a member of such boards of directors and (iii) to the extent that she serves as an officer, trustee, manager or in a similar position or office to the Company or any of its subsidiaries, as an officer, trustee, manager or similar position or office to the Company or any of its subsidiaries.  As used in this Agreement, the term “subsidiary” and “subsidiaries” includes, without limitation, any not-for-profit entities affiliated with the Company or any of its subsidiaries.

2.             Severance.  In exchange for the general release of all claims pursuant to Section 6 and the Release (as defined below), the provisions of Section 3 hereof, and the other promises, covenants and agreements by Executive set forth herein, subject to Executive’s execution and delivery of the Release as provided in Section 6 below (a) during the 24-month period commencing on the Termination Date (the “Severance Period”), Employer shall pay Executive severance at a rate equal to $280,000 per annum (subject to withholdings for taxes) (“Base Severance”), payable in equal installments on the Company’s regular salary payment dates, (b) notwithstanding that Executive will resign her employment effective on the Termination Date, Executive shall be entitled to receive any bonus for the fiscal year ending on the Termination Date to which she would otherwise be entitled pursuant to the terms and conditions of The Mentor Executive Leadership Incentive Plan (as amended, the “Bonus Plan”), any such bonus to be paid at the time(s) provided in the Bonus Plan or, if such time(s) are not set forth in the Bonus Plan, at the time(s) that other officers of Employer are paid bonuses for fiscal year 2005 under the Bonus Plan, and (c) on or about the date of the Closing

(as defined in the Repurchase Agreement), Employer shall pay to Executive in cash a special bonus in the amount of $56,944.26 (subject to withholdings for taxes) (clauses (a) through (c), collectively, the “Severance Payments and Benefits”).  During the 25-month period commencing on the Termination Date (the “Benefits Continuation Period”), at Executive’s option, Executive shall continue to participate in Employer’s group health and dental benefit plan(s) (excluding, for the avoidance of doubt, any bonus or incentive compensation plans) on substantially the same terms and conditions as apply from time to time to Employer’s then employed senior executives; provided that Executive shall pay all costs for coverage under such plans (including, without limitation, Executive’s costs and Employer’s and its affiliates’ costs under such plans), which costs shall be substantially the same as the applicable premium rates that would be paid by an employee receiving such benefit plan coverage following a termination of employment pursuant to COBRA (as defined below); provided further that Employer shall be entitled to withhold any amounts owed by Executive pursuant to this sentence from any amounts otherwise owed to Executive pursuant to this Agreement.  In addition to the foregoing, Employer may, at its option and in its sole discretion and subject to the approval of the Company’s board of directors, award an additional cash bonus to Executive, any such additional bonus to be paid on or about December 20, 2005.  Following the Benefits Continuation Period, to the extent permitted by the continuation coverage provisions of Section 4980B of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Executive shall be offered the opportunity to elect continuation coverage under Employer’s group medical and dental benefit plan(s) (“COBRA coverage”).  Employer shall provide Executive with the appropriate COBRA coverage notice and election form, if any, for this purpose.  If Executive is permitted to and elects COBRA coverage, Executive shall pay 100% of Executive’s (and her dependents’) health and dental insurance premiums under COBRA, for up to 18 months following the end of the Benefits Continuation Period; provided that Executive shall notify Employer immediately of any change in her circumstances that would warrant discontinuation of her COBRA coverage and benefits (including but not limited to Executive’s receipt of group medical, dental or vision benefits from any other employer).  The existence and duration of Executive’s COBRA rights and/or the COBRA rights of any of Executive’s eligible dependents shall be determined in accordance with Section 4980B of the Code.  Except as set forth in this Section 2, Executive agrees that she is not entitled to any other salary, bonus, severance, reimbursement, benefit or expectation of remuneration or other monies from the Company or Employer or any of their respective subsidiaries or Affiliates (as defined in the Release) except as required by law and except for the distribution of amounts to Executive pursuant to the terms of (i) the Executive Plan in the aggregate amount of $120,307.18 (the “Executive Plan Balance Amount”), (ii) the Deferral Plan in the aggregate amount of $19,282.11 (the “Deferral Plan Balance Amount”) and (iii) amounts payable pursuant to the Repurchase Agreement; provided that, for the avoidance of doubt, Executive may continue as a participant in the 401(k) Plan to the extent permitted under the terms thereof.  For purposes of the Stock Option Agreement, the payments set forth in this Section 2 shall constitute severance payments and the Noncompetition Period (as defined therein) shall continue until the end of the Severance Period.  Within 15 days following the Termination Date, pursuant to the terms and conditions of the Executive Plan, Executive shall be distributed her full balance under the Executive Plan in a lump-sum payment (subject to withholdings for taxes) in an aggregate amount equal to the Executive Plan Balance Amount.  Within 15 days following the Termination Date, pursuant to the terms and conditions of the Deferral Plan, Executive shall be distributed her full balance under the Deferral Plan in a lump-sum payment (subject to withholdings for taxes) in an aggregate amount equal to the Deferral Plan Balance

Amount.  In the event of a material breach by Executive of this Agreement, the Release, the Repurchase Agreement or the provisions of the other agreements that survive pursuant to Section 3 below, the Company shall, in addition to any other rights or remedies available at law or in equity or under the Release, be entitled to cease making payments pursuant to this Section 2.

3.             Termination and Survival of Agreements.  (i) As of the Closing, Sections 2, 3 and 4 of the First Purchase Agreement and Sections 2, 3 and 4 of the Second Purchase Agreement shall terminate and be of no further force or effect and all other sections of the First Purchase Agreement and the Second Purchase Agreement shall survive and remain in full force and effect, (ii) as of the Closing, Section 1 through 14 of the Stock Option Agreement shall terminate and be of no further force or effect and all other sections of the Stock Option Agreement shall survive and remain in full force and effect and (iii) on the Termination Date, Sections 1 through 7 and Section 13 of the Employment Agreement shall terminate and be of no further force or effect and all other sections of the Employment Agreement shall survive and remain in full force and effect.  Executive hereby reaffirms her obligations pursuant to (i) Section 5 of the First Purchase Agreement and Section 5 of the Second Purchase Agreement, which sections shall remain in full force and effect after the Closing,  (ii) Sections 8 through 12 and Sections 14 through 19 of the Employment Agreement, which sections shall remain in full force and effect after the Closing,  (iii) Sections 15 through 28 of the Stock Option Agreement, which sections shall remain in full force and effect after the Closing and (iv) the Stockholders Agreement and the Registration Agreement, which agreements shall remain in full force and effect after the Closing.  On the date hereof, Executive and the Company shall enter into the Repurchase Agreement.  The Repurchase Agreement shall survive the execution of this Agreement and remain in full force and effect after the Closing.

4.             Cooperation.  Executive agrees to reasonably cooperate with the Company and its subsidiaries in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party.  Executive understands and agrees that this cooperation may include, but not be limited to, making herself available to the Company and its subsidiaries upon reasonable notice for interviews and factual investigations; appearing at the Company’s or its subsidiary’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company and its subsidiaries pertinent information; and turning over to the Company and its subsidiaries all relevant documents which are or may come into her possession all at times and on schedules that are reasonably consistent with her other permitted activities and commitments.  Executive understands that in the event the Company or its subsidiaries ask for her cooperation in accordance with this provision, the Company or such subsidiary will reimburse her solely for reasonable travel expenses, (including lodging and meals), upon her submission of receipts.

5.             Non-Disparagement, etc.  Executive agrees not to disparage the Company, its past and present investors, officers, directors or employees or its Affiliates (as defined in the Release) and to keep all confidential and proprietary information about the past or present business affairs of the Company and its Affiliates confidential unless a prior written release from the Company is obtained.  Executive further agrees that as of the Termination Date, Executive will return to the Company or its subsidiaries any and all property, tangible or intangible, belonging to the Company or its subsidiaries, which she presently possesses (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that Executive shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

6.             General Release.  For the consideration received (including but not limited to the promises, agreements and payments), all as provided for in this Agreement and the Repurchase Agreement, Executive agrees to execute and deliver to the Company on the Termination Date, the General Release, in the form attached hereto as Exhibit B, which release shall constitute a part of this Agreement as if it were set forth herein (the “Release”). The execution of the Release shall supplement and shall not supersede the terms of this Agreement or the Repurchase Agreement.

7.             Effective Date and Revocation.  Executive agrees that she has been given 21 days in which to consider whether to sign this Agreement (including the Release) and the Repurchase Agreement and has either used that full 21-day period or voluntarily decided to sign this Agreement before the end of such period.  The parties agree that Executive may revoke the Release at any time within seven days after executing it, at which time the Release and this Agreement and the Repurchase Agreement will all revoked and will become null and void.  The Release, this Agreement and the Repurchase Agreement will not be effective or enforceable until the end of such seven-day period, but they shall be fully effective and enforceable if the Release is not revoked within such seven-day period.

8.             Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to Executive, to the Company and to Employer at the address indicated below:

If to the Company or Employer:

National Mentor Holdings, Inc.

313 Congress Street 6th Floor

Boston, MA 02210

Attention: President

with a copy to:

Madison Dearborn Capital Partners, LLC

Three First National Plaza, Suite 3800

Chicago, Illinois 60602

Attention: Timothy Sullivan

If to Executive:

Elizabeth V. Hopper

917 D Avenue

West Columbia, South Carolina 29169

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

9.             General Provisions.

(a)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)           Complete Agreement.  This Agreement (including the Release once executed), the Repurchase Agreement, and the provisions of the First Purchase Agreement, the Second Purchase Agreement, the Stock Option Agreement, the Employment Agreement, the Stockholders Agreement and the Registration Agreement which remain in full force and effect as described in Section 3 above, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof or thereof in any way.  For the avoidance of doubt, nothing in this Agreement is intended to amend or modify the terms and conditions of the Executive Plan or the Deferral Plan.

(c)           Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and Employer and each of their respective subsidiaries and each of their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement will not be assignable without the prior written consent of the Company.

(e)           Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

(f)            Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of each of the parties hereto.

(g)           Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

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IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement and Release on the date first written above.

/s/ Elizabeth V. Hopper

ELIZABETH V. HOPPER

NATIONAL MENTOR HOLDINGS, INC.

By:  /s/ Denis Holler

Its:  Assistant Secretary

NATIONAL MENTOR, INC.

By:  /s/ Denis Holler

Its:  Assistant Secretary

EXHIBIT A

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2005, by and between National Mentor Holdings, Inc., a Delaware corporation (the “Company”), and Elizabeth V. Hopper (“Executive”).

WHEREAS, Executive and National Mentor, Inc., a Delaware corporation (“Employer”), are party to an Employment Agreement dated September 29, 1999, as amended by the First Amendment to Employment Agreement, dated March 9, 2001 (as amended, the “Employment Agreement”).

WHEREAS, pursuant to a Management Stock Purchase Agreement dated March 9, 2001 (as amended, the “First Purchase Agreement”), between the Company and Executive, Executive acquired 116,577.52 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”) at a price per share of $1.00.

WHEREAS, pursuant to a Management Stock Purchase Agreement dated May 31, 2003 (as amended, the “Second Purchase Agreement” and together with the First Purchase Agreement, the “Purchase Agreements”), between the Company and Executive, Executive acquired 15,666.296 shares of Common Stock at a price per share of $7.00.

WHEREAS, the Company, Executive and certain other stockholders of the Company are parties to an Amended and Restated Stockholders Agreement dated as of May 1, 2003 (as amended, the “Stockholders Agreement”).

WHEREAS, the Company, Executive and certain other stockholders of the Company are parties to a Registration Agreement dated as of March 9, 2001 (as amended, the “Registration Agreement”).

WHEREAS, Executive wishes to voluntarily resign her employment with the Company and each of its subsidiaries effective as of September 30, 2005 (the “Termination Date”).

WHEREAS, on the date hereof and in connection herewith, Executive and the Company and Employer are entering into a Separation Agreement and Release (as amended, the “Separation Agreement”), which provides for the parties to enter into this Agreement.

WHEREAS, the Company and Executive wish to enter into this Agreement to provide, in connection with execution of the Separation Agreement, for the full vesting of Executive’s Common Stock, the repurchase of a portion of Executive’s shares of Common Stock, the grant of certain repurchase rights to the Company and certain related matters.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

10.   Vesting of Shares.  Notwithstanding anything in the Purchase Agreements to the contrary, all shares of Common Stock purchased by Executive pursuant to the Purchase Agreements to the extent not already vested shall become vested in full on the date of the Closing (as defined below).

11.   Sale and Purchase of Stock.  At the Closing and upon the terms and conditions set forth in this Agreement, Executive agrees to sell, transfer and assign to the Company, and the Company agrees to purchase, all of Executive’s right, title and interest in 66,121.908 shares of Common Stock (collectively, the “Shares”) for an aggregate purchase price of $1,057,950.53 (the “Shares Purchase Price”).

12.   Purchase Prices; Deliveries.  At the Closing, Executive will deliver to the Company the certificates representing the Shares, together with duly executed stock assignments to the Company, upon payment by the Company of the Shares Purchase Price pursuant to Section 2 (less required withholdings pursuant to Section 9 hereof) by check or wire transfer of immediately available funds to an account designated in writing by Executive.

13.   Closing.  Subject to the conditions contained in this Agreement, the deliveries contemplated by Section 3 (the “Closing”) will take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on October 10, 2005, or such other place or on such other date as is mutually agreeable to the Company and Executive, but in any event not less than eight days after the Termination Date and not greater than 14 days after the Termination Date.

14.   Purchase Price Adjustment.  The Shares Purchase Price shall be adjusted following the Closing as set forth in this Section 5.  After October 15, 2005 and on or before December 10, 2005, the Company’s board of directors shall determine the aggregate Fair Market Value (as defined below), as of the date of such determination, of a number of shares of Common Stock equal to the number of Shares (the “Post-Closing Valuation”).  On or before December 10, 2005, the Company shall notify Executive of the results of such determination of the Post-Closing Valuation.  If the amount of the Post-Closing Valuation exceeds the Shares Purchase Price, on December 15, 2005, the Company shall pay to Executive (without interest and less withholdings pursuant to Section 9 hereof) by check or wire transfer of immediately available funds to an account designated in writing by Executive an amount equal to such excess.  If the Shares Purchase Price exceeds the amount of the Post-Closing Valuation, on December 15, 2005, Executive shall pay to the Company (without interest) by check or wire transfer of immediately available funds to an account designated in writing by the Company an amount equal to such excess.  The Company and its subsidiaries shall be entitled to offset any amounts owing by the Company or its subsidiaries to Executive pursuant to this Agreement or the Separation Agreement from any amounts owing by Executive to the Company or its subsidiaries pursuant to this Agreement.  For purposes of this Agreement, “Fair Market Value” means, with respect to shares of Common Stock, the fair value of such shares determined by the Company’s board of directors in its sole discretion taking into account all relevant factors determinative of value (including the lack of liquidity of such securities due to the Company’s status as a privately held company, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows and/or comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale.

15.   Representations and Warranties of Executive.  Executive hereby represents and warrants to the Company as follows:

(a)   Ownership.  All of the Shares are owned of record and beneficially by Executive, and Executive has good and marketable title to the Shares, free and clear of any security interest, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (collectively, “Encumbrances”), except for such legend and related transfer restrictions as are required under the Securities Act of 1933 and the restrictions set forth in the Stockholders Agreement or the Registration Agreement.  Executive does not own and has no interest in any shares of the Company’s capital stock or options or rights to acquire the Company’s capital stock other than (i) the Shares, (ii) the other 66,121.908 shares of Common Stock purchased by Executive pursuant to the Purchase Agreements and (iii) the option (the “Option”) to acquire shares of Common Stock pursuant to the Stock Option Agreement (as defined in the Separation Agreement), which Option will terminate pursuant to the Separation Agreement at the Closing.  All of the Shares are validly issued, fully paid and nonassessable.  Executive has not exercised, and will not exercise prior to the Closing, the Option, in whole or in part.  At the Closing, Executive will deliver to the Company good and marketable title to the Shares, free and clear of any Encumbrances.

(b)   Legal Capacity.  Executive has full legal capacity to enter into and perform her obligations set forth in this Agreement.  This Agreement when executed and delivered will constitute the valid and legally binding obligation of Executive, enforceable in accordance with its terms.

(c)   Conflicts.  The execution, delivery and performance of this Agreement by Executive does not conflict with or result in a breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which Executive or the Shares are subject.

16.   Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the Closing hereunder, regardless of any investigation made by the Company or on its behalf.

17.   Additional Call Rights.

(a)   Right of Repurchase.  In addition to the repurchase of the Shares to occur at the Closing, all of the shares of Common Stock purchased by Executive pursuant to the Purchase Agreements (whether held by Executive or one or more of Executive’s transferees) (other than any such shares previously purchased pursuant to this Agreement) (the “Call Shares”) shall be subject to repurchase from time to time pursuant to the terms and conditions set forth in this Section 8 (the “Call Option”).

(b)   Purchase Price.  The purchase price for any Call Shares purchased pursuant to this Section 8 shall be the Fair Market Value thereof as of the date of the Call Notice or a notice of repurchase under Section 8(d).

(c)   Repurchase by the Company.  The Company may, in its sole discretion, elect from time to time to purchase all or any portion of the Call Shares for cash by delivering written notice (the “Call Notice”) to the holder or holders of the Call Shares at any time or from time to time after September 30, 2007.  The Call Notice shall set forth the number of Call Shares to be acquired from each holder of Call Shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

(d)   Repurchase by MDCP.  If for any reason the Company does not elect to purchase all of the Call Shares pursuant to Section 8(c) above on or before December 31, 2007, then Madison Dearborn Capital Partners III, L.P., a Delaware limited partnership or its affiliates (“MDCP”) shall be entitled to exercise the Call Option at any time and from time to time for all or any portion of the Call Shares the Company has not elected to purchase by such date (the “MDCP Available Shares”). The Company and Executive and her transferees shall take such actions as reasonably requested by MDCP to complete any purchase contemplated by this Section 8(d).

(e)   Manner of Payment.  If the Company purchases all or any part of the Call Shares, including Call Shares held by one or more transferees, pursuant to Section 8(c) above, the Company shall pay for such Call Shares by check or wire transfer of funds.  If MDCP purchases all or any part of the Call Shares, including Call Shares held by one or more transferees, pursuant to Section 8(d) above, then MDCP shall pay for such Call Shares by check or wire transfer of funds.

(f)    Representations and Releases.  In connection with any purchase of Call Shares pursuant to this Section 8 and as a condition thereto, the purchasers of Call Shares shall be entitled to receive from the sellers (i) substantially the same representations and warranties as set forth in Section 6 with respect to the Call Shares and (ii) a limited release covering any and all claims related to the ownership of the Call Shares or the exercise of the Call Option through the date of such purchase.

18.   Withholdings.  The Company and its subsidiaries shall be entitled, if necessary or desirable, to withhold any withholding (including, without limitation, for the costs of benefits provided by Employer or its affiliates) or other tax due from any amounts due and payable by any of them hereunder to Executive.

19.   Indemnification.  Executive hereby agrees to indemnify the Company and hold the Company harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, encumbrances, costs and expenses (including costs of suit and attorneys’ fees and expenses) incurred by the Company resulting from any breach of any representation, warranty, covenant or agreement made by Executive herein or in any instrument, agreement or document delivered to the Company pursuant hereto or in connection herewith.

20.   Termination and Survival of Agreements.  The parties hereto agree to the termination and survival provisions set forth in Section 3 of the Separation Agreement.  The Separation Agreement shall survive the execution of this Agreement and remain in full force and effect after the Closing.

21.   Revocation of the Separation Agreement.  Notwithstanding anything herein to the contrary, in the event that the Separation Agreement is terminated pursuant to Section 7 thereof within seven days of the date of the Separation Agreement, this Agreement shall immediately terminate and be null and void.  This Agreement will not be effective or enforceable until the end of such seven-day period, but it shall be fully effective and enforceable if it is not revoked within such seven-day period.

22.   Miscellaneous.

(a)   Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) three days after the date of mailing by registered or certified mail, return receipt requested, or (ii) when personally delivered (including by Federal Express or other express courier service).  Notices, demands and communications to the Company and Executive will, unless another address is specified in writing, be sent to the address indicated below:

If to Company:

National Mentor Holdings, Inc.

313 Congress Street 6th Floor

Boston, MA 02210

Attention: President

with a copy to:

Madison Dearborn Capital Partners, LLC

Three First National Plaza, Suite 3800

Chicago, IL 60602

Attention: Timothy Sullivan

If to Executive:

Elizabeth V. Hopper

917 D Avenue

West Columbia, South Carolina 29169

(b)   Expenses.  Each party hereto agrees to pay all of its expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement (including attorneys’ fees and expenses).

(c)   Complete Agreement.  This Agreement and the Separation Agreement, together with the other agreements referred to herein, constitute the entire agreement between the parties hereto regarding the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof.

(d)   Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)   Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed to be an original and which taken together will constitute one and the same agreement.

(f)    Further Assurances.  From and after the Closing, and when requested by the Company, Executive will, without further consideration, execute and deliver all such instruments of conveyance and transfer and will take such further actions as the Company may reasonably deem necessary or desirable in order to transfer the Shares to the Company and to carry out fully the provisions and purposes of this Agreement.

(g)   Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement will not be assignable without the prior written consent of the Company.  Without limiting the foregoing, the Company may assign its rights pursuant to Section 8 to any person including Madison Dearborn Capital Partners III, L.P. or its affiliates.

(h)   Third Party Beneficiaries.   Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by MDCP.

(i)    Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

NATIONAL MENTOR HOLDINGS, INC.

By:      /s/ Denis Holler

Its:      Assistant Secretary

/s/ Elizabeth V. Hopper

ELIZABETH V. HOPPER

EXHIBIT B

GENERAL RELEASE

I, Elizabeth V. Hopper, in consideration of and subject to the performance by National Mentor Holdings, Inc., a Delaware corporation (the “Holdings”), and National Mentor, Inc. (“Employer” and collectively with Holdings and their respective subsidiaries, the “Company”), of their obligations under the Separation Agreement and Release, dated as of the September 30, 2005 (as amended, the “Agreement”), and the Repurchase Agreement (as defined in the Agreement), do hereby release and forever discharge as of the date hereof the Company and its Affiliates (as defined below) and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its Affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.  This release constitutes a part of the Agreement.

1.               I understand that any payments or benefits paid or granted to me under Section 2 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 2 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.  I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive by virtue of any employment by the Company, except for payments and benefits to be made or provided under the Agreement, and my continued participation in Employer’s benefits plans to the extent described in the Agreement.

2.               Except (i) as provided in paragraph 4 below, (ii) for my rights under the Repurchase Agreement (as defined in the Agreement), (iii) for the provisions of the Employment Agreement (as defined in the Agreement), the Stock Option Agreement (as defined in the Agreement), the First Purchase Agreement (as defined in the Agreement), the Second Purchase Agreement (as defined in the Agreement), the Stockholders Agreement (as defined in the Agreement) and the Registration Agreement (as defined in the Agreement) which expressly survive the termination of my employment with the Company in accordance with the Agreement, (iv) for my rights under the Agreement, (v) for my rights to be paid a lump-sum payment in an aggregate amount equal to the Executive Plan Balance Amount (as defined in the Agreement) pursuant to the Executive Plan (as defined in the Agreement) and for my rights to be paid an aggregate amount equal to the Deferral Plan Balance Amount (as defined in the Agreement) pursuant to the Deferral Plan, and (vi) for my rights under the 401(k) Plan, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company

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(including, but not limited to, any allegation, claim or violation, arising under: the sections of the Purchase Agreements (as defined in the Agreement) being terminated pursuant to Section 3 of the Agreement; the sections of the Employment Agreement and the Stock Option Agreement that are being terminated pursuant to Section 3 of the Agreement; the 2001 Equity Plan (as defined in the Agreement); the 2003 Equity Plan (as defined in the Agreement); the Executive Plan (as defined in the Agreement); the Deferral Plan (as defined in the Agreement); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.               I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.               I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.               In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

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6.               I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.               I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

8.               I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning, effect or terms hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.  Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity or as required by applicable law.

9.               Notwithstanding anything in this General Release to the contrary, this General Release shall not release, relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement or the Repurchase Agreement after the date hereof.

10.         Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.         As used in the Agreement and herein, the term “Affiliate” of any particular person means (a) any other person directly or indirectly controlling, controlled by or under common control with such particular person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise and (b) any stockholder, partner or officer of such person or any person who has a management contract with such person.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.               I HAVE READ IT CAREFULLY;

2.               I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII

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OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.               I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.               I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.               I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM TO CONSIDER IT AND THE CHANGES MADE SINCE THE FIRST VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.               I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.               I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.               I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:  SEPTEMBER 30, 2005                                                           /s/ Elizabeth V. Hopper

                                                                                                                ELIZABETH V. HOPPER

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